Exhibit 99.1

MEDALIST DIVERSIFIED REIT, INC. REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS

RICHMOND, VA, May 11, 2023.  Medalist Diversified REIT, Inc. (NASDAQ:MDRR) (the “Company”), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S., today reported financial results for the three months ended March 31, 2023.  In addition, the Company released supplemental financial information about its first quarter 2023 financial results.

Key Highlights:

●	Total revenues decreased by 15% to $2,460,976, down from $2,903,964 for the same quarter in 2022.
o	Excluding Q1 2022 revenues from the Company’s Clemson Best Western Hotel, which it sold on September 29, 2022, revenues increased by 15%, which includes the impact of the Company’s acquisition of the Salisbury Marketplace Property on June 13, 2022.
●	Operating loss was $340,716, an increased loss of $106,318 over the same quarter in 2022.
o	Excluding Q1 2022 revenues and expenses from the Company’s Clemson Best Western Hotel, the 2023 operating loss represented a $286,311 improvement over the same quarter in 2022.
●	Net operating income (“NOI”) decreased by 12% to $1,663,484, down from $1,880,781 for the prior year quarter.
o	Same property NOI increased by 1.4% to $1,508,255, up from $1,488,152 from the same quarter in 2022.
o	Same retail property NOI increased by 8.6% to $1,156,090, up from $1,064,536 from the same quarter in 2022, driven by a 29.4% increase in the Franklin Square Property’s NOI, which increased by $90,618, from $407,839 to $398,457.
●	Funds from operations (FFO) was ($40,715), down from $387,155 in the prior year quarter.
o	Reduced net income resulting from the sale of the Clemson Best Western Hotel and $206,627 in legal expenses related to the pursuit of strategic alternatives, as previously announced, contributed to the decline in FFO.
●	Adjusted funds from operations (AFFO) was ($657,538), down from $217,023 in the prior year quarter.
o	Increased capital expenditures of $467,902 related to tenant improvements and leasing commissions from the Company’s robust leasing activity contributed to this decline.
●	Average occupancy rate for the Company’s eight retail and flex properties increased to 96.7% as of March 31, 2023, compared to 94.0% as of March 31, 2022.

“Due to reduced NOI resulting from the sale of our Clemson Best Western Hotel Property, and the expenses related to the Special Committee’s efforts to maximize stockholder value through the pursuit of strategic alternatives, first quarter results were disappointing and we do not believe they reflect the underlying strength of our portfolio,” stated Thomas E. Messier, Chairman and Chief Executive Officer of the Company.  “Robust leasing activity late in 2022 and year-to-date in 2023 have overcome some significant lease expirations and increased our portfolio-wide occupancy to 96.7 percent.  We are seeing continued interest in our properties from both new tenants, and from existing tenants electing to renew their leases.”

Recent Leasing Activity

Recent leasing activity has generated 8 new leases and 11 renewed leases for a total of 63,856 square feet, or 7.5% of the Company’s 851,282 square foot portfolio, bringing the overall occupancy of the Company’s portfolio to 96.7%, with a weighted average lease term of 4.1 years (4.7 years for retail properties and 2.5 years for flex properties).

About Medalist Diversified REIT

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S. The Company’s strategy is to focus on commercial real estate which is expected to provide an attractive balance of risk and returns. Medalist utilizes a rigorous, consistent and replicable process for sourcing and conducting due diligence of acquisitions. For more information on Medalist, including additional supplemental financial information, please visit the Company website at https://www.medalistreit.com.

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

NOI

While we believe net income (loss), as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, we consider NOI, given its wide use by and relevance to investors and analysts, an appropriate supplemental performance measure. NOI provides a measure of rental operations, and does not include depreciation and amortization, interest expense and non-property specific expenses such as corporate-wide interest expense and general and administrative expenses. As used herein, we calculate NOI as follows:

NOI from property operations is calculated as net loss, as defined by U.S. GAAP, plus preferred dividends, legal, accounting and other professional fees, corporate general and administrative expenses, depreciation, amortization of intangible assets and liabilities, net amortization of above and below market leases, interest expense, including amortization of financing costs, share based compensation expense, loss on impairment, impairment of assets held for sale, loss (gain) on disposition of investment properties, loss on extinguishment of debt, other income and other expenses. The components of NOI consist of recurring rental and reimbursement revenue, less real estate taxes and operating expenses, such as insurance, utilities, and repairs and maintenance.

The following tables reflect net loss attributable to common shareholders with a reconciliation to NOI, as computed in accordance with GAAP for the periods presented:

	Three Months Ended
	March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Net Operating Income
Net Loss	$(1,233,806)	$(980,383)
Plus: Preferred dividends, including amortization of capitalized issuance costs	158,804	153,923
Plus: Legal, accounting and other professional fees	767,078	459,869
Plus: Corporate general and administrative expenses	117,049	80,706
Plus: Depreciation expense	911,481	771,560
Plus: Amortization of intangible assets	244,867	383,637
Less: Net amortization of above and below market leases	(73,018)	(26,034)
Plus: Interest expense, including amortization of capitalized loan issuance costs	705,248	687,501
Plus: Share based compensation expense	—	233,100
Plus: Loss on impairment	36,743	36,670
Plus: Impairment of assets held for sale	—	175,671
Less: Other (loss) income	29,038	(95,439)
Net Operating Income - NOI	$1,663,484	$1,880,781

Same Property NOI

Same property NOI is calculated as the NOI of all properties owned during the entire periods presented with the exclusion of any properties acquired or sold during the periods presented. The following table reconciles same property retail and flex NOI, NOI of newly acquired retail and flex properties, same hotel property NOI, and NOI of disposed hotel properties with total NOI.

	Three Months Ended
	March 31,
	2023	2022
	(Unaudited)	(Unaudited)
All Properties
Same property NOI	$1,508,255	$1,488,152
NOI of acquired properties (1)	155,229	—
NOI of disposed properties (2)	—	392,629
Total NOI (3)	$1,663,484	$1,880,781

(1)	Salisbury Marketplace
(2)	Clemson Best Western Hotel
(3)	Excludes net amortization of above and below market leases.

FFO and AFFO

Funds from operations (“FFO”), a non-GAAP measure, is an alternative measure of operating performance, specifically as it relates to results of operations and liquidity. FFO is computed in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its March 1995 White Paper (as amended in November 1999, April 2002 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and losses on extinguishment of debt, plus real estate related depreciation and amortization (excluding amortization of loan origination costs and above and below market leases). In addition to FFO, Adjusted FFO (“AFFO”), excludes non-cash items such as amortization of loans and above and below market leases, unbilled rent arising from applying straight line rent revenue recognition and share-based compensation expenses. Additionally, the impact of capital expenditures, including tenant improvement and leasing commissions, net of reimbursements of such expenditures by property escrow funds, is included in the calculation of AFFO.

The following tables reflect net loss with a reconciliation to FFO and AFFO for the periods presented:

	Three Months Ended
	March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Funds from operations
Net loss	$(1,233,806)	$(980,383)
Depreciation of tangible real property assets	674,398	602,845
Depreciation of tenant improvements	205,153	148,924
Amortization of leasing commissions	31,930	19,791
Amortization of intangible assets	244,867	383,637
Loss on impairment	36,743	36,670
Impairment of assets held for sale	—	175,671
Funds from operations	$(40,715)	$387,155

	Three Months Ended
	March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Adjusted funds from operations
Funds from operations	$(40,715)	$387,155
Amortization of above market leases	27,343	69,583
Amortization of below market leases	(100,361)	(95,617)
Straight line rent	(48,899)	(14,921)
Capital expenditures	(647,690)	(366,059)
(Increase) decrease in fair value of interest rate cap	39,868	(91,042)
Amortization of loan issuance costs	26,990	28,118
Amortization of preferred stock discount and offering costs	58,804	53,923
Share-based compensation	—	233,100
Bad debt expense	27,122	12,783
Adjusted Funds from operations (AFFO)	$(657,538)	$217,023

Brent Winn
Medalist Diversified REIT, Inc.
brent.winn@medalistprop.com